Exhibit 3.1

RAIT FINANCIAL TRUST

(a Maryland Real Estate Investment Trust)

AMENDED AND RESTATED BYLAWS

As Amended and Restated as of November 16, 2016

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AMENDED AND RESTATED BYLAWS

OF

RAIT FINANCIAL TRUST

(a Maryland Real Estate Investment Trust)

As Amended and Restated as of November 16, 2016

ARTICLE I.  NAME.

Section 101.Name.  The name of the Trust is RAIT FINANCIAL TRUST (the “Trust”).

Section 102.State of Formation.  The Trust has been formed under the laws of the State of Maryland.

ARTICLE II.  RESIDENT AGENT AND PRINCIPAL OFFICES.

Section 201.Resident Agent.  The Secretary of the Trust shall appoint a resident agent located in the State of Maryland to the extent required under Maryland law or as the business of the Trust may require.

Section 202.Offices.  The principal office of the Trust and any other offices of the Trust shall be located at such places, within and without the State of Maryland, as the Board may from time to time determine or as the business of the Trust may require.

ARTICLE III.  MEETINGS OF SHAREHOLDERS.

Section 301.Place of Meetings.  All meetings of the holders (“shareholders”) of shares of beneficial interest (“shares”) of the Trust shall be held at such place or places, within or without the State of Maryland, as shall be fixed by resolution of the Board of Trustees (the “Board”) adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption).

Section 302.Annual Meetings.  At least once in each calendar year, on a date and at a time fixed by (i) resolution of the Board adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption),  (ii) a duly authorized committee of the Board, or (iii) the Chairman of the Board, if delegated that authority by the resolution of the Board adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption), a meeting of the shareholders shall be held at which time they shall elect Trustees and transact such other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 303.Notice of Meetings.  Written notice of every meeting of shareholders, stating the time and place thereof, shall be given as herein provided by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than ninety (90) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a special meeting of shareholders, the notice shall also set forth the purpose of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 304.Organization and Conduct of the Shareholders’ Meeting.

(a)At each meeting of shareholders, the Chairman, or in the Chairman’s absence, the Chief Executive Officer, the President, or in their absence, the Vice Chairman, or if no such officer is present, a Trustee designated by the Board shall call the meeting of shareholders to order and shall act as the chairman of the meeting and the presiding officer thereof and the Secretary, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of the meeting.  In the absence of the Secretary or any Assistant Secretary, the presiding officer may appoint a person to act as secretary of such meeting.

(b)To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the chairman of the meeting shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of shareholders as it, he or she shall deem appropriate.  Such rules, regulations and procedures that the Board or the chairman of any meeting of shareholders may adopt include, without limitation: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (ii) restricting admission to the time set for the commencement of the meeting, (iii) limiting attendance at the meeting to shareholders of record of the Trust entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (iv) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of beneficial interests of the Trust which are owned beneficially and/or of record by such shareholder, (v) limiting the time allotted to questions or comments by participants, (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (vii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (viii) taking any action to comply with any state and local laws and regulations concerning safety and security, (ix) restrict use of audio or video recording devices at the meeting, and (x) taking such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting.  Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure. The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters.  Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation.

Section 305.Introduction of Business at a Meeting of Shareholders.

(a)Business Before Annual Meeting.  Except as otherwise provided by law, at an annual meeting of shareholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall have been properly brought before the annual meeting in accordance with the Declaration of Trust (the “Declaration”) and these Bylaws. The only means by which business may be properly brought before an annual meeting are if such business is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board, otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) brought before the annual meeting by a shareholder Present in Person (as defined below) who (A) was the beneficial owner of shares of the Trust’s stock entitled to vote at the meeting as of the time of giving the Proposal Notice (as defined below), on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and as of the time of the annual meeting, (B) is entitled to vote at such annual meeting, and (C) has complied with this Section 305 in all applicable respects. For purposes of these Bylaws, “Present in Person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Trust, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting. Notwithstanding the foregoing, shareholders seeking to nominate persons to serve on the Board must comply with Section 404 of these Bylaws and this Section 305 shall not be applicable to the nominations of Trustees.  For purposes of these Bylaws, “qualified representative” means (i) if the shareholder is a corporation, any duly authorized officer of such corporation, (ii) if the shareholder is a limited liability company, any duly authorized member, manager or officer of such limited liability company, (iii) if the shareholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the shareholder is a trust, the trustee of such trust, or (v) if the shareholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

(b)Advance Notice of Shareholder Business.

(i)Shareholder Proposals. Except with respect to nominations for election to the Board, which must be made in compliance with the provisions of Section 404 of these Bylaws, and except for a shareholder proposal properly made in accordance with Rule 14a-8 (and the interpretations thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof) and the Trust’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, for a proposal to be properly brought before any annual meeting of shareholders by a shareholder, in addition to the requirements of Section 305(a) of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, and the making of such proposal must be permitted by applicable law, the Declaration and these Bylaws, and must comply with the notice and other procedures set forth in this Section 305(b) in all applicable respects. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Trust at the principal office of the Trust not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the one-year anniversary date of the immediately preceding year’s annual meeting of shareholders or special meeting in lieu thereof (the “Anniversary Date”); provided, however, that in the event that the date of the annual meeting of shareholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Trust did not hold an annual meeting of shareholders or special meeting in lieu thereof in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Trust not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to such annual meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting was first made (or if that day is not a business day for the Trust, on the next succeeding business day).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. For purposes of these Bylaws, “public disclosure” or its corollary “publicly disclosed” shall mean (i) disclosure by the Trust in a document filed or furnished by it with the Securities and Exchange Commission, (ii) in a press release issued by the Trust and distributed through a national news or wire service, or (iii) another method reasonably intended by the Trust to achieve broad-based dissemination of the information contained therein.

(ii)Required Form of Proposal Notice for Shareholder Proposals. To be in proper form, the Proposal Notice shall set forth in writing:

(1)Information Regarding the Proposing Person. As to each Proposing Person (as such term is defined in Section 305(b)(v)(1)):

a.the name and address of such Proposing Person, as they appear on the Trust’s stock transfer books;

b.the class, series and number of shares of the Trust directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) and/or held of record by such Proposing Person (including any shares of any class or series of the Trust as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent);

c.a description in reasonable detail of any pending, or to such Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party or participant involving the Trust or any officer, Trustee “affiliate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these Bylaws, as such term is used by Rule 12b-2 under the Exchange Act) of the Trust;

d.a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, written or oral) between any Proposing Person and the Trust or any Trustee, officer, affiliate or associate of the Trust;

e.the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (together, a “Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Trust; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer;

f.a description in reasonable detail of any agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) that has been made by or on behalf of such Proposing Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, any Proposing Person or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person or any of its affiliates or associates with respect to stock of the Trust;

g.a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Trust;

h.a description in reasonable detail of any rights to dividends on the shares of any class or series of shares of the Trust directly or indirectly held of record or beneficially by such Proposing Person that are separated or separable from the underlying shares of the Trust;

i.a description in reasonable detail of any performance-related fees (other than an asset-based fee) to which the Proposing Person may be entitled as a result of any increase or decrease in the value of shares of the Trust or any of its derivative securities;

j.a description in reasonable detail of any direct or indirect interest of such Proposing Person in any contract or agreement with the Trust, or any affiliate or associate of the Trust (naming such affiliate or associate);

k.a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a shareholder, including without limitation (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any shareholder of the Trust (including their names) with respect to how such shareholder will vote its shares in the Trust at any meeting of the Trust’s shareholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity);

l.all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person in connection with the contested solicitation of proxies or consents by any Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act;

m.a representation as to whether the shareholder or any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Trust’s outstanding beneficial interests entitled to vote and required to approve the proposed business described in the Proposal Notice and, if so, identifying each such Proposing Person; and

n.a representation that the shareholder or its qualified representative intends to appear in person at the meeting to propose the actions specified in the Proposal Notice and to vote all proxies solicited.

(2)Information Regarding the Proposal: As to each item of business that the shareholder giving the Proposal Notice proposes to bring before the annual meeting:

a.a description in reasonable detail of the business desired to be brought before the meeting and the reasons (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Trust and its shareholders;

b.the text of the proposal or business (including the text of any resolutions proposed for consideration);

c.a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the shareholder or any other Proposing Person therefrom, including any interest that will be disclosed to the Trust’s shareholders in any proxy statement to be distributed to the Trust’s shareholders); and

d.all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by any of the Proposing Persons in connection with the solicitation of proxies or consents in support of such proposed business by one or more Proposing Persons pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

(iii)	Updating of Proposal Notice.

(1)A shareholder providing notice of any business proposed to be conducted at an annual meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 305(b) shall be true, correct and complete in all respects, and such update and supplement shall be received by the Secretary of the Trust not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(2)If the information submitted pursuant to this Section 305(b) by any shareholder proposing business for consideration at an annual meeting shall not be true, correct and complete in all respects, such information may be deemed not to have been provided in accordance with this Section 305(b). For the avoidance of doubt, the updates required pursuant to this Section 305(b) do not cause a notice that was not in compliance with this Section 305(b) when first delivered to the Trust to thereafter be in proper form in accordance with this Section 305.

(3)Upon written request by the Secretary of the Trust, the Board or any duly authorized committee thereof, any shareholder proposing business for consideration at an annual meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 305(b). If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 305(b).

(iv)Exclusive Means. Except as provided by Rule 14a-8 (and the interpretations thereof) of the Exchange Act, and notwithstanding anything in these Bylaws to the contrary (other than the provisions of Section 305(b)(ix) below relating to any proposal properly made in accordance with Rule 14a-8 under the Exchange Act and included in the Trust’s proxy statement and other than nominations for election to the Board which must comply with the provisions of Section 404 hereof), this Section 305 shall be the exclusive means for any shareholder of the Trust to propose business to be brought before an annual meeting of shareholders and no business shall be conducted at any annual meeting that is not properly brought before the meeting in accordance with this Section 305. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Trust’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 305, then the chairman of the meeting shall so declare to the meeting and not permit such business to be transacted at such meeting. In addition, business proposed to be brought by a shareholder may not be brought before an annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(v)Definitions of Proposing Person and Acting in Concert.

(1)For purposes of these Bylaws, “Proposing Person” means (i) the shareholder providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) the beneficial owner of the Trust’s beneficial interests, if different, on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) any affiliate or associate (as defined under the Exchange Act) of such shareholder or beneficial owner, (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and associates) with respect to the proposals or nominations, as applicable, and (v) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or beneficial owner in such solicitation of proxies in respect of any such proposals or nominations, as applicable.

(2)For purposes of these Bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Trust in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, special meeting demands or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(vi)No Incorporation by Reference. For a Proposal Notice to comply with the requirements of this Section 305, it must set forth in writing directly within the body (as opposed to being incorporated by reference from any other document or writing) of the Proposal Notice all the information required to be included therein as set forth in this Section 305. For the avoidance of doubt, a Proposal Notice shall not be deemed to be in compliance with this Section 305 if it attempts to include the required information by incorporating by reference any other document, writing or part thereof where such information may be included.

(vii)Accuracy of Information. A shareholder submitting the Proposal Notice, by its delivery to the Trust, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Trust to rely on such information as being true, accurate and complete in all respects.

(viii)Requirement for Separate and Timely Notice. Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Trust, a shareholder must separately comply with this Section 305 to conduct business at any shareholder meeting. If the shareholder’s proposed business is the same or relates to business brought by the Trust and included in the Trust’s annual meeting notice, the shareholder is nevertheless still required to comply with this Section 305 and give its own separate and timely Proposal Notice to the Secretary of the Trust which complies in all respects with the requirements of this Section 305.

(ix)Rule 14a-8. Nothing in this Section 305 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act.

(x)Exchange Act and Maryland Law. In addition to the provisions of this Section 305(b), a shareholder shall also comply with all applicable requirements of the Exchange Act and Title 8 of the Trusts and Associations Article of the Annotated Code of Maryland with respect to any shareholder proposal and the business that may be brought thereunder, before an annual meeting.

Section 306.Special Meetings.

(a)Special meetings of the shareholders of the Trust may only be called (i) at any time and for any purpose or purposes, by the Board pursuant to a resolution adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption), or by the Chairman of the Board, or (ii) by the Secretary of the Trust, upon the written request of the record shareholders of the Trust as of the record date fixed in accordance with Section 306(d) of these Bylaws who hold, in the aggregate, at least 50% of the outstanding shares of the Trust that would be entitled to vote at the meeting  (the “Requisite Percentage”) at the time such request is submitted by the holders of such Requisite Percentage, subject to and in accordance with this Section 306. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 306, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the Board at a special meeting must also comply with the requirements set forth in Section 404(c).

(b)No shareholder may request that the Secretary of the Trust call a special meeting of the shareholders pursuant to Section 306(a) (a “Shareholder Requested Special Meeting”) unless a shareholder of record of the Trust has first submitted a request in writing that the Board fix a record date (a “Request Record Date”) for the purpose of determining the shareholders entitled to request that the Secretary of the Trust call a Shareholder Requested Special Meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Trust at the principal executive offices of the Trust.

(c)To be in proper form for purposes of this Section 306, a request by a shareholder for the Board to fix a Request Record Date shall set forth:

(i)As to each Requesting Person (as defined below), (A) the information required by Section 305(b)(ii)(1), except that for purposes of this Section 306 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 305(b)(ii)(1); (B) a representation that such Requesting Person intends to hold the shares of the Trust described in response to Section 305(b)(ii)(1) through the date of the Shareholder Requested Special Meeting; and (C) the disclosure in clauses (k) and (l) of Section 305(b)(ii)(1) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of Trustees at the special meeting, as the case may be);

(ii)As to the purpose or purposes of the Shareholder Requested Special Meeting, (A) a reasonably brief description of (1) the specific purpose or purposes of the Shareholder Requested Special Meeting, (2) the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, and (3) the reasons for conducting such business at the Shareholder Requested Special Meeting (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC), (B) a reasonably detailed description of any material interest in such matter of each Requesting Person, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting

Person and any other person or entity (naming each such person or entity) in connection with the request for the Shareholder Requested Special Meeting or the business or nominees for election to the Board proposed to be acted on at the Shareholder Requested Special Meeting; and

(iii)If Trustees are proposed to be elected at the Shareholder Requested Special Meeting, (i) as to each Requesting Person, the information set forth in Section 305(b)(ii)(1) of these Bylaws (except that for purposes of this Section 306(c), the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 305(b)(ii)(1) of these Bylaws and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 306(c); and (ii) the information for each person whom a Requesting Person proposes to nominate for election as a Trustee at the special meeting that is required to be disclosed for each person by Section 404(c)(ii).

For purposes of this Section 306(c), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Request Record Date for the purpose of determining the shareholders entitled to request that the Secretary call a Shareholder Requested Special Meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made; (iii) any affiliate or associate of such shareholder or beneficial owner; and (iv) each other person who is the member of a “group” (for purposes of these Bylaws, as such term is used in Rule 13d-5 under the Exchange Act) with any such shareholder or beneficial owner (or their respective affiliates and associates) or is otherwise Acting in Concert (as defined below) with any such shareholder or beneficial owner (or their respective affiliates and associates) with respect to any actions intended to have the Trust fix a Request Record Date or call a Shareholder Requested Special Meeting.

(d)Within ten (10) calendar days after receipt of a request to fix a Request Record Date in proper form and otherwise in compliance with this Section 306 from any shareholder of record, the Board may adopt a resolution fixing a Request Record Date for the purpose of determining the shareholders entitled to request that the Secretary of the Trust call a Shareholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board. If no resolution fixing a Request Record Date has been adopted by the Board within the ten (10) calendar day period after the date on which such a request to fix a Request Record Date was received, the Request Record Date in respect thereof shall be deemed to be the twentieth (20th) calendar day after the date on which such a request is received. Notwithstanding anything in this Section 306 to the contrary, no Request Record Date shall be fixed if the Board determines that the written request or requests to call a Shareholder Requested Special Meeting (each, a “Special Meeting Request” and collectively, the “Special Meeting Requests”), that would otherwise be submitted following such Request Record Date would not reasonably be expected to comply with the requirements set forth in Section 306(g).

(e)In order for a Shareholder Requested Special Meeting to be called, one or more Special Meeting Requests, in the form required by this Section 306, must be signed by shareholders as who, as of the Request Record Date, hold of record or beneficially, in the aggregate, the Requisite Percentage and must be timely delivered to the Secretary of the Trust at the principal executive offices of the Trust. To be timely, a Special Meeting Request must be delivered to the principal executive offices of the Trust not later than the sixtieth (60th) calendar day following the Request Record Date. In determining whether a Shareholder Requested Special Meeting has been properly requested, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the Shareholder Requested Special Meeting and the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) calendar days of the earliest dated Special Meeting Request.

(f)To be in proper form for purposes of this Section 306, a Special Meeting Request must include and set forth (a) a brief statement of (i) the specific purpose or purposes of the shareholder requested special meeting, (ii) the matter(s) proposed to be acted on at the Shareholder Requested Special Meeting, and (iii) the reasons for conducting such business at the Shareholder Requested Special Meeting, and (b) the text of the proposed business (including the text of any resolutions proposed for consideration), if applicable, and (c) with respect to any shareholder or shareholders submitting a Special Meeting Request (except for any shareholder that has provided such request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A, (a “Solicited Shareholder”)) the information required to be provided pursuant to this Section 306 of a Requesting Person. A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of Special Meeting Requests from the Requisite Percentage of shareholders, and as a result of such revocation(s) there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a Shareholder Requested Special Meeting, the Board shall have the discretion to determine whether or not to proceed with the Shareholder Requested Special Meeting.

(g)The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if (i) such Special Meeting Request does not comply with this Section 306 or relates to an item of business to be transacted at the Shareholder Requested Special Meeting that is not a proper subject for shareholder action under applicable law; (ii) the Board calls an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 306(i); or (iii) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(h)Business brought at any Shareholder Requested Special Meeting by shareholders shall be limited to the matters proposed in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from bringing other matters before the shareholders at any Shareholder Requested Special Meeting and including such matters in the notice of the meeting its provides to shareholders. If none of the shareholders who submitted and signed the Special Meeting Request (but excluding any Solicited Shareholder) appears at or sends a qualified representative to the Shareholder Requested Special Meeting to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request, the Trust need not present such matters for a vote at such meeting.

(i)Any special meeting of shareholders, including any Shareholder Requested Special Meeting, shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with applicable law; provided that a Shareholder Requested Special Meeting shall be held within ninety (90) calendar days after the Trust receives one or more valid Special Meeting Requests in compliance with this Section 306 from shareholders having beneficial ownership of at least the Requisite Percentage; provided, that if the Board neglects or refuses to fix the date of such Shareholder Requested Special Meeting and give the notice required by Section 303, the person or persons making the request may do so; provided, further, that the Board shall have the discretion to call an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 306(j) or cancel any Shareholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 306.

(j)If a Special Meeting Request is made that complies with this Section 306, the Board may (in lieu of calling the Shareholder Requested Special Meeting) present an identical or substantially similar item for shareholder approval at any other meeting of shareholders that is held within ninety (90) calendar days after the Trust receives such Special Meeting Request.

(k)In connection with a Shareholder Requested Special Meeting called in accordance with this Section 306, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board fix a record date for notice and voting for the special meeting in accordance with this Section 306 or who signed and delivered a Special Meeting Request to the Secretary shall further update and supplement the information previously provided to the Trust in connection with such requests, if necessary, so that the information provided or required to be provided in such requests pursuant to this Section 306 shall be true and correct as of (i) the record date for the determination of persons entitled to receive notice of the special meeting and (ii) the date that is five (5) business days prior to the special meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed special meeting. In the case of an update and supplement pursuant to clause (i) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Trust not later than eight (8) business days after the record date for the determination of persons entitled to receive notice of the special meeting. In the case of an update and supplement pursuant to clause (ii) of this Section, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Trust not later than two (2) business days prior to the date for the special meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed special meeting.

(l)Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Shareholder Requested Special Meeting pursuant to this Section 306 except in accordance with this Section 306. If the Board shall determine that any request to fix a record date for notice and voting for the special meeting or Special Meeting Request was not properly made in accordance with this Section 306, or shall determine that the shareholder or shareholders requesting that the Board fix such record date or submitting a Special Meeting Request have not otherwise complied with this Section 306, then the Board shall not be required to fix such record date or to call and hold the Shareholder Requested Special Meeting. In addition to the requirements of this Section 306, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act and applicable Maryland law, with respect to (i) any request to fix a record date for notice and voting for the Shareholder Requested Special Meeting, (ii) any Special Meeting Request or (iii) a Shareholder Requested Special Meeting.

(m)After receipt of Special Meeting Requests in proper form and in accordance with this Section 306 from a shareholder or shareholders holding the Requisite Percentage, the Board shall duly call, and determine the place, date and time of, a Shareholder Requested Special Meeting for the purpose or purposes and to conduct the business specified in the Special Meeting Requests received by the Trust; provided that the Shareholder Requested Special Meeting shall be held within ninety (90) calendar days after the Trust receives one or more valid Special Meeting Requests in compliance with this Section 306 from shareholders holding at least the Requisite Percentage; provided, further, that the Board shall have the discretion to call an annual or special meeting of shareholders (in lieu of calling the Shareholder Requested Special Meeting) in accordance with Section 306(g) or cancel any Shareholder Requested Special Meeting that has been called but not yet held for any of the reasons set forth in the foregoing provisions of this Section 306. The Board shall provide written notice of such Shareholder Requested Special Meeting in accordance with Section 303 of these Bylaws. The record date for notice and voting for such a Shareholder Requested Special Meeting shall be fixed in accordance with Section 1008 of these Bylaws.

Section 307.Quorum.  The presence , in person or by proxy, of the holders of shares entitled to cast a majority of all the votes entitled to be cast at a shareholders’ meeting duly called shall constitute a quorum for the transaction of business except as otherwise provided by law or by resolution of the Board prior to such meeting. If however, such quorum shall not be present, those present thereat may adjourn the meeting to such time and place as they may determine.

Section 308.Voting.  Each shareholder shall be entitled to one (1) vote, in person or by proxy, for each full share having voting power standing registered in his name on the record date for the meeting of shareholders.

Section 309.Vote by Ballot.  Upon the demand of any shareholder made before the voting begins, the vote for Trustees, and the vote upon any other question or matter before a shareholder meeting, shall be by ballot.

Section 310.Proxy Voting.  At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 311.Unpaid Shares.  No share upon which any installment is due the Trust and unpaid shall be voted at any meeting.

Section 312.Action by Less Than Unanimous Consent.

(a)Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if written consents, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing, but who were entitled to vote on the matter.

(b)In order that the Trust may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 312(b)).  If no record date has been fixed by the Board pursuant to the first sentence of this Section 312(b) or otherwise within ten (10) calendar days after the date on which such written notice is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) calendar day period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Trust by delivery to its registered office, its principal place of business, or to any officer or agent of the Trust having custody of the book in which proceedings of meetings of shareholders are recorded.  If no record date has been fixed by the Board pursuant to the first sentence of this Section 312(b), the record date for determining shareholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)In the event of the delivery, in the manner provided by this Section 312 and applicable law, to the Trust of written consent or consents to take corporate action and/or any related revocation or revocations, the Trust shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Trust in accordance with this Section 312 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Trust kept for the purpose of recording the proceedings of meetings of shareholders.  Nothing contained in this Section 312 shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 313.Voting List.  The officer or agent having charge of the transfer books shall make, at least five (5) calendar days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, setting forth the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Trust, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof (kept at the office of the transfer agent for the Trust) shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

Section 314.Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.

Section 315.Cumulative Voting.  Unless the Declaration expressly provides for cumulative voting, in all elections for Trustees, every shareholder entitled to vote shall have the right, in person or by proxy, to cast one vote per share; there shall be no cumulative voting.

Section 316.Inspectors of Election. The Trust may, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.  If appointed, the inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; ascertain the existence of a quorum; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots; and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the presiding officer at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Trustee or candidate for the office of Trustee shall act as an inspector of an election of Trustees. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.  In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting.  No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

ARTICLE IV.  TRUSTEES AND BOARD MEETINGS.

Section 401.Management by Board.  The business, property and affairs of the Trust shall be managed by its Board. The Board may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute or by the Declaration or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402.Number of Trustees; Board Independence.

(a)The Board shall consist of not less than three (3) nor more than nine (9) Trustees. Within these limits, the number of Trustees shall be as established by resolution of the Board adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption), provided, however, that no reduction in the number of Trustees shall in any way affect the terms of Trustees then in office.

(b)A majority of the Trustees shall be Independent Trustees (as such term is defined in the Declaration).

Section 403.Qualifications of Trustees.  The Trustees need not be residents of the State of Maryland or shareholders in the Trust.

Section 404.Nominations of Trustees.

(a)Method of Nomination. Nominations of candidates for election as Trustees may be made at any annual meeting of shareholders or at any special meeting of shareholders, but in the case of any special meeting of shareholders, only if the election of Trustees is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Section 306 of these Bylaws, (i) by, or at the direction of the Board (or any duly authorized committee thereof) (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board), or (ii) by any shareholder of the Trust Present in Person who (A) is a beneficial owner (as of the time notice of such proposed nomination is given by the shareholder as set forth in this Section 404, as of the record date for the meeting in question and at the time of the meeting) of any shares of the Trust’s beneficial interests outstanding, (B) is entitled to vote at such meeting, and (C) complies with all applicable requirements of this Section 404. Only persons who are proposed as Trustee nominees in accordance with the procedures set forth in this Section 404 shall be eligible for election as Trustees at any meeting of shareholders.

(b)Shareholder Nominations. For a person to be properly nominated as a candidate for Trustee before any shareholders’ meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be made in writing and delivered to, or mailed and received by, the Secretary of the Trust at the principal office of the Trust (i) not earlier than the close of business on the one hundred and twentieth (120th) calendar day and not later than the close of business on the ninetieth (90th) calendar day prior to the Anniversary Date or (ii) in the case of a special meeting of shareholders called in accordance with these Bylaws for the purpose of electing Trustees, or in the event that the annual meeting of shareholders is called for a date that is more than thirty (30) calendar days before or more than sixty (60) calendar days after the Anniversary Date, or if the Trust did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding fiscal year, notice by the shareholder to be timely must be so delivered to, or mailed and received by, the Secretary of the Trust not later than the later of (i) the close of business on the ninetieth (90th) calendar day prior to the scheduled date of such shareholders’ meeting or (ii) the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date of such shareholders’ meeting was first made (or if that day is not a business day for the Trust, on the next succeeding business day). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in the second sentence of this Section 404(b) to the contrary, in the event that the number of Trustees to be elected to the Board of the Trust is increased and there is no public disclosure naming all of the nominees for Trustee or specifying the size of the increased Board made by the Trust at least one hundred (100) calendar days prior to the Anniversary Date, a shareholder’s notice required by this Section 404 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a shareholder who had, prior to such increase in the size of the Board, previously submitted in proper form a timely Nominating Notice, if it shall be delivered to, or mailed and received by, the Secretary of the Trust at the principal office of the Trust not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Trust.

(c)Required Form of Nominating Notice. To be in proper form, the Nominating Notice to the Secretary of the Trust shall set forth in writing:

(i)Information Regarding the Proposing Person. As to each Proposing Person, the information set forth in Section 305(b)(ii)(1) of these Bylaws (except that for purposes of this Section 404(c), any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Section 404(c).

(ii)Information Regarding the Nominee: As to each person whom the Proposing Person giving notice proposes to nominate for election as a Trustee:

(1)all information with respect to such proposed nominee that would be required to be set forth in a Nominating Notice pursuant to Section 404(c)(i) if such proposed nominee were a Proposing Person;

(2)a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the proposed nominee’s past or current service on the Board (or similar governing body) of any trust, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed nominee committed any act constituting (a) a breach of fiduciary duties, (b) misconduct, (c) fraud, (d) breaches of confidentiality obligations, and/or (e) a breach of the entity’s code of conduct applicable to Trustees;

(3)to the extent that such proposed nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto;

(4)to the extent that such proposed nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed nominee’s current or past profession or an industry that the proposed nominee has participated in, a description in reasonable detail of such action and the reasons therefor;

(5)to the extent that such proposed nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto;

(6)all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Person pursuant to Section 14(a) under the Exchange Act to be made in connection with a contested solicitation of proxies or consents by a Proposing Person for an election of Trustees in a contested election;

(7)such proposed nominee’s executed written consent to be named in the proxy statement of the Proposing Person as a nominee and to serve as a Trustee of the Trust if elected;

(8)such nominee’s executed written undertaking agreeing to comply, if elected as a Trustee of the Trust, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Trust, as the same shall be amended from time to time by the Board;

(9)to the extent that such proposed nominee has entered into (a) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a Trustee of the Trust, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a Trustee of the Trust, (b) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a Trustee of the Trust, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a Trustee of the Trust, (c) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (1) entered into in contemplation of the proposed nominee being elected as a Trustee of the Trust, and (2) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a Trustee of the Trust, with his or her fiduciary duties, as a Trustee of the Trust, to the Trust or its shareholders, or (d) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Trust and its shareholders) in complying with his or her fiduciary duties, as a Trustee of the Trust, to the Trust or its shareholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;

(10)the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Trust or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;

(11)a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s service on the Board if elected as a member of the Board;

(12)a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board; and

(13)all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder providing the Nominating Notice or any other Proposing Person were the “registrant” for purposes of such rule and the proposed nominee were a Trustee or executive officer of such registrant.

(d)Updating of Nominating Notice.

(i)A shareholder providing a Nominating Notice with respect to any nominations proposed to be made at any shareholders’ meeting shall further update and supplement such notice, as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 404 shall be true, correct and complete in all respects, and such update and supplement shall be received by the Secretary of the Trust not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence which would cause the information provided to be not true, correct and complete in all respects, and (B) ten (10) business days prior to the meeting at which such proposals contained therein are to be considered.

(ii)If the information submitted pursuant to this Section 404 by any shareholder of a proposed nomination to be made at a shareholders’ meeting shall not be true, correct and complete in all respects, such information may be deemed not to have been provided in accordance with this Section 404. For the avoidance of doubt, the updates required pursuant to this Section 404 do not cause a notice that was not in compliance with this Section 404 when delivered to the Trust to thereafter be in proper form in accordance with this Section 404.

(iii)Upon written request by the Secretary of the Trust, the Board or any duly authorized committee thereof, any shareholder proposing nominees for consideration at a shareholders’ meeting shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the reasonable discretion of the Board, any duly authorized committee thereof or any duly authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 404. If a shareholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 404.

(e)Exclusive Means.  Section 404 of these Bylaws shall be the exclusive means of any shareholder or beneficial owner of the Trust’s beneficial interests to propose a Nominee for the Board before any shareholders’ meeting. No candidate shall be eligible for nomination as a Trustee of the Trust unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination for election at a shareholders’ meeting have complied with this Section 404 in all respects. If the chairman of such shareholders’ meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Trust’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 404, then the chairman of the shareholders’ meeting shall so declare such determination to the shareholders’ meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. In addition, nominations made by a shareholder may not be brought before a shareholders’ meeting if such shareholder takes action contrary to the representations made in the Nominating Notice applicable to such nomination or if the Nominating Notice applicable to such nomination contains an untrue statement of a fact or omits to state a fact necessary to make the statements therein not misleading.

(f)No Incorporation by Reference. For a Nominating Notice to comply with the requirements of this Section 404, it must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing) all the information required to be included therein as set forth in this Section 404. For the avoidance of doubt, a Nominating Notice shall not be deemed to be in compliance with this Section 404 if it attempts to include the required information by incorporation by reference from any other document, writing or part thereof where such information may be included.

(g)Accuracy of Information. A shareholder submitting the Nominating Notice, by its delivery to the Trust, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such shareholder acknowledges that it intends for the Trust to rely on such information as being true, accurate and complete in all respects.

(h)Requirement for Separate and Timely Notice. Notwithstanding any notice of shareholders’ meeting sent to shareholders on behalf of the Trust, a shareholder must separately comply with this Section 404 to propose Trustee nominations at any shareholders’ meeting and is still required to give its own separate and timely Nominating Notice to the Secretary of the Trust which complies in all respects with the requirements of this Section 404.

(i)Exchange Act and Maryland Law. In addition to the provisions of this Section 404, a shareholder shall also comply with all applicable requirements of the Exchange Act and Title 8 of the Trusts and Associations Article of the Annotated Code of Maryland with respect to any nominations of Trustees for election at any shareholders’ meeting and any solicitations of proxies in connection therewith.

Section 405.Election and Term of Trustees.

(a)Except as may be otherwise provided in the Declaration, at each annual meeting, the shareholders shall elect Trustees to hold office until the next annual meeting and until their successors are duly elected and qualified as provided in this Section 405.

(b)In any uncontested election (as defined in subsection (h) below), each Trustee shall be elected by a majority of votes cast with respect to such Trustee nominee at a meeting of shareholders duly called and at which a quorum is present. For purposes of this subsection (b) and subsection (g) below, a “majority of votes cast” means that the number of shares voted “for” a Trustee’s election exceeds 50% of the total number of votes cast with respect to that Trustee’s election. Votes “cast” shall include votes “for”, votes to withhold authority and votes “against” and “no” votes, but shall exclude abstentions with respect to a Trustee’s election or with respect to the election of Trustees in general.

(c)In the case of any contested election, Trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

(d)If in an uncontested election a nominee for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election (a “Majority Against Vote”), then such Trustee, as a holdover Trustee under Maryland law, shall tender an offer of his or her resignation to the Board for consideration promptly following certification of such vote.

(e)The Nominating and Governance Committee (or any successor committee appointed by the Board to perform similar functions) shall promptly consider any resignation offer tendered pursuant to subsection (d) above and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a Majority Against Vote at the same election, then the Independent Trustees (as defined in the Declaration) who did not receive a Majority Against Vote shall appoint a committee among themselves to consider the resignation offers and to recommend to the Board a response to the resignation offers. The Board shall take action on the Nominating and Governance Committee’s recommendation (or committee of Independent Trustees’ recommendation) within ninety (90) days following certification of the shareholder vote. Any Trustee whose resignation is under consideration shall abstain from participating in any Board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other Trustee tendered pursuant to subsection (d) above.

(f)If an incumbent Trustee’s offer of resignation is accepted by the Board, then such Trustee shall cease to be a member of the Board upon the effective date of acceptance by the Board of the offer of resignation. If an incumbent Trustee’s offer of resignation is not accepted by the Board, then such Trustee shall continue to serve until the earlier of (1) the next annual meeting and until his or her successor is duly elected and qualified and (2) his or her subsequent resignation or removal.

(g)If any nominee for Trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office.

(h)An election will be deemed to be uncontested if no shareholder provides notice of an intention to nominate one or more candidates to compete with the Board’ nominees in a Trustee election in the manner required by these Bylaws, or if any such shareholders have withdrawn all such nominations at least five (5) days prior to the mailing of notice of the meeting to shareholders.

(i)If an incumbent Trustee’s offer of resignation is accepted by the Board pursuant to this Bylaw, or if a non-incumbent nominee for Trustee is not elected, the Board may fill any resulting vacancy pursuant to the provisions of Section 406 of these Bylaws or may decrease the size of the Board pursuant to the Declaration.

Section 406.Vacancies.  If the office of any Trustee shall become vacant by reason of death, resignation, disqualification or other cause, such vacancy or vacancies, including vacancies resulting from an increase in the number of Trustees, shall be filled by a majority of the remaining members of the Board, though less than a quorum; provided, however, that any such vacancy occurring among the Independent Trustees shall be filled as set forth in the Declaration. Each person so elected by the Board to fill a vacancy shall be a Trustee until his or her successor is elected by the shareholders who may make such election at the next annual meeting of shareholders, or at any earlier special meeting of the shareholders duly called for that purpose in accordance with these Bylaws, and until such successor shall qualify.

Section 407.Removal of Trustees.  The entire Board, or any individual Trustee, may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders would be entitled to cast at any annual election of such Trustees. In case the Board or any one or more Trustees be so removed, new Trustees may be elected at the same meeting. The Board may declare vacant the office of a Trustee if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within sixty (60) days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board and fulfill such other requirements of qualification as these Bylaws may specify.

Section 408.Resignations.  Any Trustee may resign at any time by sending notice in writing or by electronic transmission of such resignation to the principal executive office of the Trust addressed to the Board, the Chairman of the Board or the Chief Executive Officer. Such resignation may provide that it becomes effective upon receipt thereof, some future date, the occurrence of a certain future event (including but not limited to the failure to receive the vote specified in Section 405(b) above) and/or the acceptance by the Board, the Chairman of the Board or the Chief Executive Officer. The acceptance of such resignation shall not be necessary to make it effective.

Section 409.Compensation of Trustees.  The compensation, if any, of Trustees shall be as determined by the Board. In addition to compensation, if any, for services as a Trustee, a Trustee may serve the Trust in other capacities and receive separate compensation therefor.

Section 410.Place of Board Meetings.  Meetings of the Board may be held at any place or places, within or outside the State of Maryland, as shall be determined by the Board from time to time, or as may be designated in the notice calling the meeting.

Section 411.Regular Meetings.  Regular meetings of the Board shall be held in each year at such times as the Board may provide, from time to time, by resolution with appropriate notice to the members of the Board.

Section 412.Special Meetings.  Unless the Board shall otherwise direct, special meetings of the Board may be called by or at the request of the Chairman, Chief Executive Officer or President of the Trust on appropriate notice to each Trustee, which notice shall, in any event, be given at least twenty-four (24) hours before the time for which the meeting is scheduled. Special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of any two (2) Trustees. The person or persons authorized to call special meetings of the Board may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board called by them. Any business may be transacted at a special meeting.

Section 413.Notice of Meetings.  Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notwithstanding anything herein to the contrary, no action of the Board or Trust action taken pursuant thereto shall be deemed unauthorized solely because the provisions of this Article concerning notice of Trustees’ meetings have not been complied with, provided that said Board action is taken in a meeting at which a quorum of Trustees is present, and such action is approved or subsequently ratified by a majority of Trustees then in office.

Section 414.Quorum.  A majority of the Trustees in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Trustees present at a meeting at which a quorum is present shall be the acts of the Board.

Section 415.Informal Action by Board Without Meeting.  Any action which may be taken at a meeting of the Board may be taken without a meeting and without notice or a waiver of notice, if a consent in writing, setting forth the action so taken or the action to be taken by the Trust, shall be signed by all the Trustees and shall be filed with the Secretary of the Trust.

Section 416.Executive Committee.  The Board may, by resolution adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption), delegate two (2) or more of its number to constitute an Executive Committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board, in the management of the business of the Trust, subject to the provisions of the Declaration and these Bylaws regarding the Independent Trustees and required approvals of the Independent Trustees.

Section 417.Other Committees.  Committees other than the Executive Committee may be established, from time to time, by resolution adopted by a majority of the total number of authorized Trustees (whether or not there exist any vacancies in previously authorized Trusteeships at the time any such resolution is presented to the Board for adoption). Each such committee shall consist of at least one Trustee and shall have such powers as the Board shall prescribe by resolution forming such committee.

Section 418.Presence at Meetings.  Any one or more Trustees or shareholders may participate in a meeting of the Board or a committee of the Board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any person so participating shall be deemed present at the meeting for all purposes.

ARTICLE V.  OFFICERS, AGENTS AND EMPLOYEES.

Section 501.Board Appointed Officers.  The executive officers of the Trust shall be elected annually by the Board and shall include a Chief Executive Officer, a President, and a Chief Financial Officer and such other officers as the Board may designate from time to time as executive officers . One or more Vice Presidents, a Secretary and such other officers and assistant officers also may be elected or appointed as the Board may authorize from time to time. Any two offices, except those of President and Vice President, may be filled by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the Trust shall hold office at the pleasure of the Board. The Board may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board.

Section 502.Other Officers, Agents or Employees.  The Board may by resolution designate the officer or officers who shall have authority to appoint such officers (other than executive officers), agents or employees as the needs of the Trust may require. In the absence of such designation, this function may be performed by the Chief Executive Officer and may be delegated by him to others in whole or in part.

Section 503.Salaries.  The salaries of all officers of the Trust shall be fixed by the Board or by authority conferred by resolution of the Board. The Board also may fix the salaries or other compensation of assistant officers, agents and employees of the Trust, but in the absence of such action this function shall be performed by the Chief Executive Officer or by others under his supervision.

Section 504.Removal of Officers, Agents or Employees.  Any officer, assistant officer, agent or employee of the Trust may be removed or his authority revoked by resolution of the Board whenever in its judgment the best interests of the Trust will be served thereby, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the Trust likewise may be removed by the Chief Executive Officer, President or, subject to his or their supervision, by the person having authority with respect to the appointment of such agent or employee.

Section 505.Chairman of the Board, Chief Executive Officer and President; Powers and Duties.

(a)The Chairman of the Board, if elected or appointed, shall preside at all meetings of the shareholders and of the Board and shall have such powers and duties as the Board may prescribe.

(b)The Chief Executive Officer shall be the chief executive officer of the Trust. He shall have general charge and supervision of the business of the Trust and shall exercise or perform all the powers and duties usually incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and of the Board. He shall from time to time make such reports of the affairs of the Trust as the Board may require and shall annually present to the annual meeting of the shareholders a report of the business of the Trust for the preceding fiscal year.

(c)The President shall serve as the chief operating officer of the Trust to the extent that the Trust does not have a separate person designated to serve as the Chief Operating Officer. He shall have charge and supervision over the daily operations of the Trust, subject to the direction of the Board and the Chief Executive Officer, and shall exercise or perform all of the powers and duties usually incident to the office of a chief operating officer. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer.

Section 506.Vice President; Powers and Duties.  The Vice President, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board or, in default of such determination, by the order in which they were first elected or appointed. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

Section 507.Secretary’s Powers and Duties.  The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose. The Secretary shall perform like duties for the Executive Committee of the Board (if any) when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or by the Chief Executive Officer.

Section 508.Chief Financial Officer; Powers and Duties.  The Chief Financial Officer shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Trust. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the Trust in such depositary or depositaries as may be designated by the Board, subject to disbursement or disposition upon orders signed in such manner as the Board shall prescribe. He shall render to the Chief Executive Officer and to the Trustees, at the regular meetings of the Board or whenever the President or the Board may require it, an account of all his transactions as Chief Financial Officer and of the results of operations and financial condition of the Trust. Only if required by the Board, the Chief Financial Officer shall give the Trust a bond in such sum, and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office, and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, records, money, and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 509.Delegation of Officers’ Duties.  Any officer may delegate duties to his assistant (if any) appointed by the Board; and in case of the absence of any officer or assistant officer of the Trust, or for any other reason that the Board may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

ARTICLE VI.  INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHER PERSONS.

Section 601.Indemnification for Proceedings Other Than by or in the Right of the Trust.  Subject to the other provisions of this Article VI, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 619 of this Article VI), other than an action by or in the right of the Trust, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 619 of this Article VI) for the Trust, or, while serving in an Official Capacity for the Trust, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Trust, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Trust, and any employee benefit plans maintained or sponsored by the Trust (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Trust specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Trust to the fullest extent permitted by Maryland law (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment) against any and all Expenses (as defined in Section 619 of this Article VI) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, it is the express policy of the Trust that indemnification of any person under this Section 601 shall be to the fullest extent allowed by, but subject to the limitations and conditions set forth in, Section 2-418 of the Maryland General Trust Law (or any successor provisions thereto), as made applicable to real estate investment trusts by Section 8-301(15) of Title 8 of the Trusts and Associations Article of the Annotated Code of Maryland and, accordingly, if such law provides other, further or expanded indemnification rights, this Section 601 shall be deemed to incorporate the same.

Section 602.Indemnification for Proceedings by or in the Right of the Trust. Subject to the other provisions of this Article VI, the Trust shall indemnify and hold harmless, to the fullest extent permitted by Maryland law (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Trust against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Trust unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

Section 603.Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Article VI, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 601 or Section 602 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 619 of this Article VI) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Trust (including by its trustees, shareholders or any Independent Counsel) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these Bylaws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000.

Section 604.Indemnification of Others. Subject to the other provisions of this Article VI, the Trust shall have the power to indemnify its employees and its agents to the extent not prohibited by Maryland law or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

Section 605.Right to Advancement.  Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Trust in advance of the final disposition of such Proceeding.  Such advances shall be paid by the Trust within ten (10) calendar days after the receipt by the Trust of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if Maryland law so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a trustee, officer, employee or representative in advance of the final disposition of a proceeding, shall be made only upon delivery to the Trust of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article VI or otherwise.  The Covered Person’s undertaking to repay the Trust any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

(a)Except as otherwise provided by Maryland law or this Section 605, the Trust shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment.  Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.

(b)Advancements of Expenses pursuant to this Section 605 shall not require approval of the Board or the shareholders of the Trust, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 605.

(c)Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Trust to support the advancements claimed.

(d)The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Trust and approved by resolution adopted by the affirmative vote of a majority of the total number of authorized trustees (whether or not there exist any vacancies in previously authorized trusteeships at the time such resolution is presented to the Board for adoption) which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Trust or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 606(c) or Section 606(d) of this Article VI prior to a determination that the person is not entitled to be indemnified by the Trust.

Section 606.Limitations on Indemnification.  Except as otherwise required by Maryland law or the Declaration of Trust, the Trust shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding):

(a)for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)  for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)for any reimbursement of the Trust by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Trust, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Trust pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Trust’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)for any reimbursement of the Trust by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements);

(e)initiated by such person against the Trust or its trustees, officers, employees, agents or other Covered Persons, unless (i) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Trust provides the indemnification, in its sole discretion, pursuant to the powers vested in the Trust under applicable law, (iii) otherwise made under Section 605 of this Article VI or (iv) otherwise required by applicable law; or

(f)if prohibited by applicable law.

Section 607.Procedure for Indemnification; Determination.

(a)To obtain indemnification under this Article VI, a Covered Person shall submit to the Trust a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification.

(b)Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Trustees (as defined in this Article VI, Section 619), (ii) if such a quorum of Disinterested Trustees cannot be obtained, by majority vote of a committee duly designated by the Board (all trustees, whether or not Disinterested Trustees, may participate in such designation) consisting solely of two or more Disinterested Trustees, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article VI, Section 619) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which trustees who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of shareholders consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding.

(c)If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article VI, Section 603, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article VI, Section 607(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Trust pursuant to Article VI, Section 607(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 607(c) is satisfied.

(d)If (i) the Trust (including by its Disinterested Trustees, Independent Counsel or shareholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Trust according to Article VI, Section 607(c) after the Determination is made pursuant to Article VI, Section 607(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Trust according to Article VI, Section 605 above after a request and an undertaking pursuant to Article VI, Section 605 above have been received by the Trust, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Trust’s obligations under these Bylaws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Trust shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Trust, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Trust for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Trust (including its Disinterested Trustees, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under Maryland law or other applicable law, nor an actual determination by the Trust (including its Disinterested Trustees, Independent Counsel or shareholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

(e)The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(f) Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article VI, Section 607(b) above that the Covered Person is entitled to indemnification, the Trust shall be bound by such determination in any judicial proceeding commenced pursuant to Article VI, Section 607(d) above.

(g)The Trust shall be precluded from asserting in any judicial proceeding commenced pursuant to Article VI, Section 607(d) above that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such proceeding that the Trust is bound by all the provisions of these Bylaws.

Section 608.Procedures For The Determination of Whether Standards Have Been Satisfied.

(a) All costs incurred by the Trust in making the Determination shall be borne solely by the Trust, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Trust shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Trust to a Covered Person under these Bylaws.

(b)The Trust shall use its best efforts to make the Determination contemplated by this Article VI, Section 607(b) hereof as promptly as is reasonably practicable under the circumstances.

Section 609.Non-Exclusivity of Rights.  The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Declaration of Trust, bylaw, agreement, insurance policy, vote of shareholders or Disinterested Trustees or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Trust, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person.  The Trust is specifically authorized to enter into an agreement with any of its trustees, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article VI, to the fullest extent not prohibited by Maryland law or other applicable law.

Section 610.Continuation of Rights.  The rights of indemnification and advancement of Expenses provided in this Article VI shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates.

Section 611.Contract Rights.  Without the necessity of entering into an express contract with any Covered Person, the obligations of the Trust to indemnify a Covered Person under this Article VI, including the duty to advance Expenses, shall be considered a contract right between the Trust and such individual and shall be effective to the same extent and as if provided for in a contract between the Trust and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Trust, and no amendment, modification or repeal of this Article VI shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Trust in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 612.Subrogation.  In the event of payment of indemnification to a Covered Person, the Trust shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Trust, shall execute all documents and do all things that the Trust may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Trust effectively to enforce any such recovery.

Section 613.No Duplication of Payments.  The Trust shall not be liable under this Article VI to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 614.Insurance and Funding.

(a)The Trust shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by Maryland law, as the same exists or may hereafter be amended, whether or not the Trust would have the power to indemnify such person against such expense, liability or loss under this Article VI or Maryland law or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution adopted by a majority of the total number of authorized trustees (whether or not there exist any vacancies in previously authorized trusteeships at the time any such resolution is presented to the Board for adoption). The Trust may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.

(b)Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article VI shall relieve the Trust of its liability for indemnification provided for under this Article VI or otherwise to the extent of such payment.

(c)In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 614 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and (ii) the insurance or other financial arrangement does not subject any trustee approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a trustee approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 615.Severability. If this Article VI or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Trust shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article VI as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 616.No Imputation.  The knowledge and/or actions, or failure to act, of any officer, trustee, employee or representative of the Trust, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article VI.

Section 617.Reliance.  Persons who after the date of the adoption of this Article VI or any amendment thereto serve or continue to serve the Trust in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VI.

Section 618.Notices.  Any notice, request or other communication required or permitted to be given to the Trust under this Article VI shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Trust and shall be effective only upon receipt by the Secretary.

Section 619.Certain Definitions.

(a)The term “Trust” shall include, in addition to RAIT Financial Trust, and, in the event of a consolidation or merger involving the Trust, in addition to the resulting trust, any constituent trust (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its trustees, officers, employees or agents, so that any person who is or was a trustee, officer, employee or agent of such constituent trust, or is or was serving at the request of such constituent trust as a trustee, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving trust as such person would have with respect to such constituent trust if its separate existence had continued.

(b)The term “Disinterested Trustee” means a trustee of the Trust who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

(c)The term “Expenses” shall be broadly construed and shall include all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents),  judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Trust to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VI.

(d)The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Trust or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article VI) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Covered Person in an action to determine the Covered Person’s rights under this Article VI.

(e)The term “not opposed to the best interest of the Trust,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Trust, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(f)The term “Official Capacity” shall mean (i) service as a trustee or officer of the Trust or (ii) while serving as a trustee or officer of the Trust, service, at the request of the Trust, as an officer, trustee, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Trust or an Other Enterprise.

(g)The term “Proceeding” shall be broadly construed and shall include any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative,  regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these Bylaws, and whether instituted by or in the right of the Trust, a governmental agency, the Board , any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Trust, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding.

(h)The term “serving at the request of the Trust” shall include any service by an officer or trustee of the Trust to the Trust or an Other Enterprise, including any service as an officer, trustee, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Trust or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Trust or any subsidiary of the Trust. For the purposes of these Bylaws, a trustee’s or officer’s service to the Trust or an Other Enterprise shall be presumed to be “serving at the request of the Trust,” unless it is conclusively determined to the contrary by a majority vote of the trustees of the Trust, excluding, if applicable, such trustee. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Trust or the Board for such service to the Trust or such Other Enterprise.

Section 620.  Intent of Article.  The intent of this Article VI is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of Maryland. To the extent that such applicable laws may be amended or supplemented from time to time, this Article VI shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of these Bylaws inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision.

Section 621.Reliance on Certain Information.  In performing his duties, a Trustee shall be entitled to rely on any information, opinion, report or statement, including any financial statement and other financial data, in each case prepared or presented by any of the following:

(1) One or more officers or employees of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented.

(2) A lawyer, certified public accountant or other person as to matters which the Trustee reasonably believes to be within the person’s professional or expert competence.

(3) A committee of the Board upon which he does not serve, as to matters within its designated authority, which the Trustee reasonably believes to merit confidence; provided however that a Trustee shall not be considered to be acting in good faith if he has any knowledge concerning the matter in question that would cause his reliance to be unwarranted.

ARTICLE VII.  FINANCIAL REPORTS TO SHAREHOLDERS.

Section 701.Annual and Quarterly Reports.  The Trustees shall send or cause to be sent to the shareholders of the Trust (i) an annual financial report containing audited financial statements certified by independent public accountants, and (ii) quarterly financial reports containing unaudited financial information with respect to the three remaining quarters of the Trust’s fiscal year.

Section 702.Optional Financial Reports.  Nothing in these Bylaws shall be construed to prohibit the Board from sending financial or other reports to the shareholders from time to time in such form as they may deem necessary or advisable in their discretion. It is hereby expressly provided that such reports need not be prepared by an independent public or certified accountant.

ARTICLE VIII.  LIABILITY OF TRUSTEES AND RELATION OF OFFICERS TO TRUST.

Section 801.Fiduciary Relationship.  Trustees and officers of the Trust shall discharge the duties of their respective positions in good faith, in a manner they reasonably believe to be in the best interests of the Trust and with the care which ordinarily prudent persons in like positions would use under similar circumstances.

Section 802.Liability of Trustees to the Trust.  The Trustees and officers of the Trust shall not be personally liable for monetary damages as such for any action except to the extent that (i) it is proved that any such person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

ARTICLE IX.  RECORDS OF THE TRUST.

Section 901.Proceedings of Shareholders and Trustees.  There shall be kept at the principal office of the Trust an original or duplicate record of the proceedings of the shareholders and of the Trustees, and the original or a copy of its Bylaws, including all amendments or alterations thereof to date, together with other necessary and appropriate corporate records.

Section 902.Shareholders’ Right to Examine Records of Trust.  Shareholders shall have such inspection rights to examine the records of the Trust as are provided to shareholders of a Maryland corporation pursuant to Section 2-512 and Section 2-513 of the Maryland General Corporation Law as if the Trust were a Maryland corporation.

ARTICLE X.  SHARES OF BENEFICIAL INTEREST.

Section 1001.Share Certificates.  The Board may determine whether to issue certificated or uncertificated shares of beneficial interest and other securities of the Trust. For certificated securities, share certificates shall be numbered and registered in the books of the Trust, as they are issued.

Section 1002.Contents of Share Certificates.  Said share certificates shall state: (1) the name of the Trust; (2) the name of the registered holder of the shares represented thereby; (3) the number and class of shares and the designation of the series, if any, which the certificate represents; and (4) the par value of each share represented, or a statement that the shares are without par value. If the Trust is authorized to issue more than one (l) class of shares, then upon the face or back of the certificate there shall be set forth (or a statement shall appear that the Trust will furnish to any shareholder, upon request and without charge), a full summary statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption of the shares of each class authorized to be issued and, if the Trust is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

Section 1003.Signatures on Share Certificates.  Each such certificate shall be signed by the Chief Executive Officer, President or Vice President, and by the Secretary (or an Assistant Secretary), or by such other officers as may be designated by the Board. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Trust and a transfer agent or registrar, the signature of any such authorized officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on, any certificate or certificates shall cease to be such officer of the Trust, before such certificate is issued, it may be issued by the Trust with the same effect as if the officer had not ceased to be such at the date of its issuance.

Section 1004.Lost or Destroyed Certificates.  Upon request of the Board, any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and, in the manner and to the extent required by the Board, shall give the Trust a bond of indemnity with sufficient surety to protect the Trust or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the fact that the original certificate remains outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board.

Section 1005.Transfer of Shares.  All transfers of shares of the Trust shall be made upon the books of the Trust. For certificated securities, such transfers shall be made upon surrender to the Trust or the transfer agent of the Trust of a certificate or certificates for shares, duly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing, or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the Trust to cause the issuance of a new certificate to the person entitled thereto, the cancellation of the old certificates and the recordation of the transaction upon its books.

Section 1006.Agreements Restricting Transfer of Shares.  The Board may authorize the Trust to become party to agreements with shareholders and others relating to transfer, repurchase, and issuance, of shares of the Trust; provided, however, that such agreement must be filed with the Trust and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

Section 1007.Registered Shareholders.  The Trust may treat the person registered on its books as the holder of any shares as the absolute owner thereof, and as the one entitled to vote such shares and receive dividends thereon.

Section 1008.Determination of Shareholders of Record.  The Board may fix a time not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Trust after any record date fixed as aforesaid. Unless a record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Trust within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.  Notwithstanding the foregoing provisions of this Section 1008, a record date for the determination of shareholders entitled to take action by written consent shall be determined in accordance with Section 312(b) of these Bylaws.

Section 1009.Control Share Acquisition Statute Not Applicable to Trust.  Subtitle 7 of Title 3 of the Code of Maryland, Section 3-701 et seq., relating to the voting rights of certain control shares, as defined therein, shall not be applicable to the Trust, the shareholders or any acquiring person, as defined therein.

ARTICLE XI.  DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS.

Section 1101.Dividends.  Subject to applicable Maryland law, and in accordance with the provisions thereof at the pertinent time, the Board of the Trust may from time to time declare, and the Trust may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the Trust is insolvent, or when the payment thereof would render the Trust insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Declaration.

Section 1102.Distribution of Shares of the Trust.  The Board of the Trust may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares. In lieu of issuing fractional shares in any such distributions the Trust may pay in cash the fair value therefor as determined by the Board to shareholders entitled thereto.

Section 1103.Reserves.  There may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for the purchase of additional assets or for such other purposes as the Board shall think conducive to the interests of the Trust. The Board may abolish or modify any such reserve.

ARTICLE XII.  MISCELLANEOUS.

Section 1201.Fiscal Year.  The fiscal year of the Trust shall be as fixed by resolution of the Board. If the Board shall not do so, the Chief Executive Officer shall fix the fiscal year.

Section 1202.Signing Checks.  All checks or demands for money and notes of the Trust shall be signed by such officer, officers, or other person or persons as the Board may from time to time designate.

Section 1203.Designation of Presiding and Recording Officers.  The Trustees or shareholders, at any meeting of Trustees or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, Trustee or shareholder to preside over, or record the proceedings of, such meeting.

Section 1204.Written Notice of Meetings.  Whenever written notice is required to be given to any person pursuant to law, the Declaration or these Bylaws, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Trust, or to his business or other address supplied by him to the Trust for the purpose of notice, or by electronic mail. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person, or if by electronic mail, upon transmission by electronic mail. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

Section 1205.Waiver of Notice.  Whenever any written notice is required to be given pursuant to law, by the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 1206.Text of Proposed Resolution in Written Notice.  Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders’ meeting considering the resolution may adopt it, with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

Section 1207.Interpretation of Bylaws.  All words, terms and provisions of these Bylaws shall be defined by and in accordance with Title 8 of the Trusts and Associations Article of the Annotated Code of Maryland and other applicable laws as such laws and these Bylaws are interpreted by the Trust’s counsel.

Section 1208.Headings; Pronouns.  The headings of the several Articles and Sections of these Bylaws are for convenience of reference only, and shall not be relied upon in the interpretation hereof. Pronouns used herein shall be deemed to include the masculine, feminine and neuter, singular and plural, as their context may require.

ARTICLE XIII.  AMENDMENTS.

Section 1301.Amendment by the Board.  These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board at any regular or special meeting of the Board duly convened after appropriate notice to the Trustees of such proposed alteration, amendment or repeal. The shareholders of the Trust do not have the right to amend these Bylaws.

Section 1302.Recording Amendments and Alterations.  The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration unless the Bylaws are amended and restated.

ARTICLE XIV.  ADOPTION OF BYLAWS RECORD OR AMENDMENT.

Section 1401.Adoption of Bylaws. These Bylaws have been adopted and filed with the undersigned to be effective as of the 16th day of November 2016.

Signature:	/s/ Anders Laren

Name:	Anders Laren

Title:	Corporate Secretary

Section 1402.Amendments to Bylaws.

Section Amended Date Amended

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